UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

VERSAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2012, Versar Inc. (the “Company”) and certain of its wholly-owned subsidiaries (the “Co-Borrowers”) entered into an Amended and Restated Loan and Security Agreement (“Agreement”) with United Bank (the “Bank”) amending and restating certain provisions of the Loan and Security Agreement dated September 26, 2003 (as amended from time to time, the “Original Loan Agreement”).

The Agreement: (a) extended the term of the Company’s line of credit under the Agreement for two years; (b) increased the annual commitment fee from 0.17% of the unused portion of the Commitment (as defined in the Agreement) to 0.25% of the unused portion of the Commitment; and (c) made minor modifications to certain other terms and conditions of the Original Loan Agreement.

A copy of the Agreement is filed with this Report as Exhibit 10.33 and incorporated by reference herein. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

On September 13, 2012, the Company and the Co-Borrowers executed an Amended and Restated Revolving Commercial Note in the aggregate principal amount of up to $15,000,000 for the benefit of the Bank in connection with and under the terms of the Agreement (the “Note”).

A copy of the Note is filed with this Report as Exhibit 10.34 and incorporated by reference herein. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2012, the Company entered into a Change in Control Severance Agreement with Joshua J. Izenberg, the Company’s Senior Vice President, General Counsel and Secretary. The Change in Control Severance Agreement with said executive officer will expire upon the earlier of March 15, 2014 or the date on which said executive officer ceases to serve in his current position with the Company, in each case prior to the occurrence of a Potential Change in Control or a Change in Control as defined in the agreement. If a Change in Control occurs during the term of the Change in Control Severance Agreement, the above termination dates will not apply and the agreement will terminate only on the last day of the 24th calendar month beginning after the calendar month in which the Change in Control occurred.

A copy of the Change in Control Severance Agreement between the Company and Joshua J. Izenberg is filed with this Report as Exhibit 10.32 and is incorporated by reference herein. The foregoing description of the Change in Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits.

10.32         Change in Control Severance Agreement between the Company and Joshua J. Izenberg

10.33         Amended and Restated Loan and Security Agreement between the Company, certain of the Company’s subsidiaries and United Bank

10.34         Amended and Restated Revolving Commercial Note between the Company, certain of the Company’s subsidiaries and United Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 17, 2012	VERSAR, INC.

	By:	/s/ Joshua J. Izenberg
Joshua J. Izenberg
Senior Vice President and General Counsel